UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2016

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary Ellis to Transition out of Chief Financial Officer role

On May 2, 2016, Gary L. Ellis notified Medtronic plc (the “Company”) that he intends to transition out of the Executive Vice President and Chief Financial Officer role at the Company, effective as of June 20, 2016. Mr. Ellis will remain with the Company as Executive Vice President of Global Operations and Information Technology.

There has been no change to Mr. Ellis’s compensation or the other terms of his employment in connection with this transition.

Appointment of Karen Parkhill as Chief Financial Officer

On May 2, 2016, Karen L. Parkhill, age 50, agreed to serve as the Company’s Executive Vice President and Chief Financial Officer, effective as of June 20, 2016.

Since 2011, Ms. Parkhill has been the Vice Chairman and Chief Financial Officer of Comerica Incorporated. Ms. Parkhill was a member of Comerica’s Management Executive Committee and the Comerica Bank Board of Directors. Prior to joining Comerica, Ms. Parkhill worked for J.P. Morgan Chase & Co. in various capacities from 1992 to 2011, including serving as Chief Financial Officer of the Commercial Banking business from 2007 to 2011. Ms. Parkhill is also a current member of the Board of Directors for the Methodist Health System in Dallas.

The Company has entered into a letter agreement (the “Agreement”) with Ms. Parkhill regarding the terms and conditions of her employment. Ms. Parkhill’s initial annual base salary will be equal to $750,000 and she will participate in the Medtronic Incentive Plan (“MIP”), with a target payout equal to 110% of her full-year annual base salary for fiscal year 2017. In addition, Ms. Parkhill will participate in the Company’s Long-Term Incentive Plan (“LTIP”) with an aggregate target value of $3 million for fiscal year 2017, consisting of: (i) a $1 million target annualized award under the FY2017-FY2019 performance plan to be established by the Compensation Committee, (ii) a stock option with a targeted grant date fair value of $1 million, to be granted in August 2016 and vesting in 25% increments beginning on the first anniversary of the grant, and (iii) a restricted stock unit with a targeted grant date value of $1 million, to be granted in August 2016 and vesting 100% on the third anniversary of the grant if certain Company performance is achieved. Future MIP and LTIP awards will be considered on an annual basis by the Compensation Committee.

In order to compensate Ms. Parkhill in part for compensation foregone at her prior employer, she will receive a $1 million cash bonus, payable as to 50% within 30 calendar days of the effective date of her employment and as to the remaining 50% 6 months following the effective date (in each case subject to the Company’s standard clawback policy), as well as a one-time restricted stock unit (the “New Hire RSU”) on the effective date of her employment. The New Hire RSU will have a grant date value of $4.4 million with the number of shares to be calculated based on the market closing price of Company stock on the grant date. The New Hire RSU will vest in 33

1/3% increments beginning on the first anniversary of the grant date, subject to the Company attaining a diluted earnings per share threshold for the fiscal year ending prior to each vesting date.

Ms. Parkhill will be subject to the Company’s Stock Ownership Policy, requiring her to retain 50% of after-tax shares following settlement of equity compensation awards until she is able to maintain Company stock with a value equal to three times her annual salary.

The Agreement provides that Ms. Parkhill will be entitled to certain relocation and commuter benefits, an annual $24,000 allowance relating to automobile use, financial planning and other personal and job-related expenses, and will be eligible for the Company’s deferred compensation plan and employee health and welfare benefits commensurate with her job level.

Ms. Parkhill’s employment will be on an at-will basis and may be terminated at any time by either party, provided that if the Company terminates Ms. Parkhill’s employment without “cause” (as defined in the Company’s Amended and Restated Stock 2013 Award and Incentive Plan), and contingent upon Ms. Parkhill signing and complying with a severance and release agreement, the Company will pay or provide Ms. Parkhill with: (i) an amount equal to two times the sum of Ms. Parkhill’s then-current base salary and target annual cash MIP incentive, (ii) the value of 24 months of continued medical, vision and dental benefits, (iii) two years continued participation by Ms. Parkhill and eligible dependents in all medical, vision and dental plans upon the same terms as active Company employees (subject to Ms. Parkhill’s payment of COBRA premiums), and (iv) continued vesting of the New Hire RSU grant.

The Company’s Section 16 Officer Change in Control Policy will also apply to Ms. Parkhill. The Change in Control Policy provides for a severance payment if an adverse change to an executive’s salary, bonus opportunity, benefits or location of employment, including a termination without cause or a resignation for good reason, occurs within three years after a “change of control.” The payment would be equal to accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to prorated value of Highest Annual Bonus (defined as greater of average of bonus received for last three completed fiscal years preceding year of termination and bonus payable for most recently completed fiscal year) and three times the sum of the executive’s base salary and Highest Annual Bonus. Additionally, the executive is entitled to certain retirement and welfare benefits. In addition, incentive awards will accelerate if not replaced by a qualifying replacement awards following a change in control or upon a termination without cause or a resignation for good reason within two years of a change in control.

Ms. Parkhill will enter into a standard Employee Agreement with the Company on the same form as all other officers, which contains provisions relating to confidentiality, post-employment restrictions and inventions. Ms. Parkhill will be subject to standard non-competition restrictions for two years and standard non-solicitation restrictions for one year following termination of her employment with the Company for any reason.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. Ms. Parkhill’s equity grants will be governed by the Company’s standard forms of non-qualified stock option and restricted stock unit award agreements for executive officers, attached as Exhibits 10.48 and 10.49, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 23, 2015, except as modified as described herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated May 2, 2016.

99.1	Press release of Medtronic plc regarding CFO transition, dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Bradley E. Lerman
Date: May 4, 2016		Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated May 2, 2016.

99.1	Press release of Medtronic plc regarding CFO transition, dated May 4, 2016.